                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- ---------------------------------------------------------------    -----------------------------------------------------------------
                                 Give the                                                            Give the EMPLOYER
                                 SOCIAL SECURITY                                                     IDENTIFICATION
For this type of account:        number of--                        For this type of account:        number of--
- ---------------------------------------------------------------    -----------------------------------------------------------------
1. An individual's account       The individual                    9.  A valid trust, estate, or     The legal entity (Do not
                                                                       pension trust                 furnish the identifying number
2. Two or more individuals       The actual owner of the                                             of the representative or
   (joint account)               account or, if combined                                             trustee unless the legal
                                 funds, any one of the                                               entity itself is not
                                 individuals (1)                                                     designated in the account
                                                                                                     title) (5)
3. Husband and wife (joint       The actual owner of the
   account)                      account or, if joint funds,       10. Corporate account             The corporation
                                 either person (1)
                                                                   11. Religious, charitable, or     The organization
4. Custodian account of a        The minor (2)                         educational organization
   minor (Uniform Gift to                                              account
   Minors Act)
                                                                   12. Partnership account held      The partnership
5. Adult and minor (joint        The adult or, if the minor is         in the name of the
   account)                      the only contributor, the             business
                                 minor (1)
                                                                   13. Association, club, or         The organization
6. Account in the name of        The ward, minor, or                   other tax-exempt
   guardian or committee for     incompetent person (3)                organization
   a designated ward, minor,
   or incompetent person                                           14. A broker or registered        The broker or nominee
                                                                       nominee
7. a. The usual revocable        The grantor-trustee (1)
      savings trust account                                        15. Account with the              The public entity
      (grantor is also                                                 Department of Agriculture
      trustee)                                                         in the name of a public
                                                                       entity (such as a State
   b. So-called trust account    The actual owner (1)                  or local government,
      that is not a legal or                                           school district, or
      valid trust under State                                          prison) that receives
      law                                                              agricultural program
                                                                       payments
8. Sole proprietorship account   The owner (4)

- ------------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:
  .  A corporation

  .  A financial institution

  . An organization exempt from tax under section 501(a), or an individual retirement plan.

  .  The United States or any agency or instrumentality thereof.

  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  .  An international organization or any agency, or instrumentality thereof.

  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  .  A real estate investment trust.

  .  A common trust fund operated by a bank under section 584(a).

  .  An exempt charitable remainder trust, or a nonexempt trust as described in section 4947(a)(1).

  .  An entity registered at all times under the Investment Company Act of 1940.

  .  A foreign central bank of issue.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  .  Payments to nonresident aliens subject to withholding under section 1441.

  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  . Payments of patronage dividends where the amount received is not paid in money.

  .  Payments made by certain foreign organizations.

  .  Payments made to a nominee.
  Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852). Payments described in section 6049(b)(5) to non-resident aliens.
  .  Payments on tax-free covenant bonds under section 1451.

  .  Payments made by certain foreign organizations.

  .  Payments made to a nominee.

Exempt payees described above should file form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice--Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalties for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payee, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information.-Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.